UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): January 10, 2020
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TransUnion announced today that in accordance with the company’s mandatory retirement guidelines, Chairperson of the Board Leo F. Mullin will not seek reelection as a director and will retire from the Board at the Annual Meeting of Stockholders in May 2020. Mr. Mullin advised the Nominating and Corporate Governance Committee of his intention to retire on January 10, 2020. His decision not to stand for re-election is not the result of any disagreement with management or the Board related to our operations, policies or practices.
TransUnion also announced today that the Board has elected Pamela A. Joseph to succeed Mr. Mullins as Chairperson at that time.
A copy of the press release announcing Mr. Mullin’s retirement and Ms. Joseph’s election is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d)The following exhibit is filed with this Current Report on Form 8-K.

Exhibit No.	Description
Exhibit 99.1	Press Release, dated January 16, 2019.
Exhibit 104	Cover Page Interactive Data File -- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.
TRANSUNION
Date: January 16, 2020
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Senior Vice President